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EXHIBIT 3.1.6

                                                                         1191696
                                                                           FILED
                                                                     JAN 23 2001

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.

       Bill Bradley and Stephen Giusti hereby certify that:

       1. They are the duly elected and acting President and Chief Financial Officer, respectively, of ENlighten Software Solutions, Inc., a California corporation (the "Corporation").

       2. Section 1 of Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to read as follows:

       "Section 1. This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock", and referred to herein either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The number of shares of Common Stock is 20,000,000 and the number of shares of Preferred Stock is 1,000,000."

       3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the corporation.

       4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 4,953,789 shares of Common Stock. There are no shares of Preferred Stock issued or outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being more than 50% of the outstanding shares of Common Stock.

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       Each of the undersigned certifies under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate of Amendment of the Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements set forth therein are true and correct.

       Executed at San Mateo, California, on January 18, 2001.



                                             /s/ Bill Bradley
                                             -----------------------------------
                                             Bill Bradley


                                             /s/ Stephen Giusti
                                             -----------------------------------
                                             Stephen Giusti